RESTATED ARTICLES OF INCORPORATION
                                       OF
                          AMERITAS LIFE INSURANCE CORP.

                                 MARCH 31, 1998

                                    ARTICLE I

                                    Section 1

                                      Name
                                      ----

The  name  of  the   Corporation   is  Ameritas  Life   Insurance   Corp.   (the
"Corporation"). The principal place of business of the Corporation shall be at Lincoln, Lancaster County, Nebraska.
                                    Section 2

                                 Resident Agent
                                 --------------

The resident agent to the Corporation shall be Norman M. Krivosha whose address is the Corporation office located at 5900 "O" Street, Lincoln, Nebraska.

                                   ARTICLE II

                                    Section 1

The Restated Articles of Incorporation shall commence and be in existence on January 1, 1998 at 12:01 a.m.

                                    Section 2

                                    Duration
                                    --------

The period of the Corporation's duration is perpetual.

                                   ARTICLE III

                                    Purposes
                                    --------

The purposes for which the Corporation is organized are:

     (a) To transact a life, including variable life, and accident and health insurance business to the extent and in the manner permitted by law and in accordance with such licenses, certificates of authority, and permits as the regulatory agencies of the states and jurisdictions in which the Corporation may transact business, shall issue to it;

     (b) To issue policies, certificates, bonds and other contracts of insurance conforming in all particulars with the laws and regulations relating thereto;

     (c)  To enter into reinsurance contracts and treaties; and

     (d) To do everything necessary, proper, advisable or convenient for the accomplishment of the purposes hereinabove set forth, and to do all other things incidental thereto or connected therewith which are not forbidden by the laws of the State of Nebraska or by these Articles of Incorporation.



                                   ARTICLE IV

                                    Section 1

                                Authorized Shares
                                -----------------

The total number of shares which the Corporation has authority to issue is 25 million shares of capital stock, having a par value of $0.10 per share.

                                    Section 2

The Board of Directors may determine, in whole or in part, the preferences, limitations, and relative rights within the limits set forth in Neb. Rev. Stat.
Section 21-2035, of (a) any class of shares before the issuance of any share of that class or (b) one or more series within a class before the issuance of any shares of that series.

                                    ARTICLE V

                                    Section 1

The business and affairs of the Corporation shall be conducted by a Board of Directors numbering not less than nine (9) nor more than twenty-one (21) divided into three classes as nearly equal in number as may be, as the By-laws of the Corporation shall provide. At least three (3) directors shall be residents of Nebraska. The term of office of each director shall be three (3) years and until his or her successor shall be elected and qualified.

                                    Section 2

The Board of Directors shall exercise all of the corporate powers of the Corporation, except as otherwise provided by law, and shall manage all the property, business, and affairs of the Corporation. The majority of the Board of Directors shall constitute a quorum. The Board of Directors may provide for the appointment of an Executive Committee from among its number and may, to the extent allowed by law, delegate to such Committee any or all of its powers and authority not reserved or restricted by these Articles. Such delegation of powers and authority shall be set out in the By-laws of the Corporation.

                                    Section 3

The Board of Directors shall have full power from time-to-time to make, alter, amend or rescind by-laws, rules, and regulations for the conduct of the business and affairs of the Corporation in conformity with the provisions of these Articles of Incorporation and to employ or provide for the employment of such officers and agents and appoint such committees as it may, in its discretion, find appropriate for the conduct of such business and affairs.

                                    Section 4

The initial Board of Directors shall consist of thirteen (13) members. The initial Board of Directors who shall serve a term expiring at the annual meeting of the Corporation in year set forth following their respective names above and until their successors are elected and qualified shall be:

      James P. Abel                               2000
      Duane W. Acklie                             1998
      Lawrence J. Arth                            1998
      William W. Cook, Jr.                        1998
      Bert A. Getz                                1999
      James R. Knapp                              2000
      Robert F. Krohn                             1999
      Kenneth C. Louis                            1998
      Wilfred J. Maddux                           1999
      Paul C. Schorr, III                         2000
      William C. Smith                            1999
      Neal E. Tyner                               2000
      Winston J. Wade                             1998

                                    Section 5

Any vacancy in the Board of Directors occurring during the term of any director may be filled by the Board of Directors for the period from and after the appointment of such individual until the next regular election of directors, at which time the newly appointed director shall stand for election for the remaining unexpired term of such director. Such a selection shall be made by a majority vote of the full number of directors.

                                    Section 6

The Board of Directors shall annually elect either a Chairman of the Board or a President or both, either of whom may be designated by the Board of Directors as the Chief Executive Officer or Chief Operating Officer, or both, a Secretary, a Treasurer, and such Vice Presidents as may be provided for by the By-laws, and shall appoint or employ or provide for the appointment or employment of such additional officers and employees as the Board of Directors shall determine to be desirable. One person may hold more than one executive office at a time, except that the Chairman of the Board or the President may not hold the office of Secretary, Treasurer or Vice President.

                                   ARTICLE VI

                                    Section 1

The annual meeting of the shareholders shall be held at the Home Office of the Corporation on such day and at such time of day as may be determined by the Board of Directors, but in no event later than June 30, of each year. Special meetings of Corporation may be called at any time by the Chief Executive Officer and shall be called by the Chief Executive Officer upon request from the majority of the Board of Directors. Notice of every special meeting of Corporation shall be delivered to each of the shareholders entitled to vote at his or her last known address not less than ten (10) nor more than fifty (50) days prior to the date set for the meeting. Such notice shall state the date and place of the special meeting, as well as the purpose for which it is called.

                                    Section 2

A quorum at any annual or special meeting of the members of the Corporation shall consist of a majority of the outstanding shares.

                                   ARTICLE VII

Pursuant to the provisions of Neb. Rev. Stat. Section 21-20,110, the Corporation obligates itself in advance to provide indemnification in accordance with the provisions of Neb. Rev. Stat. Section 21-20,105 and shall be obligated to provide indemnification to the fullest extent permitted by law, including the provisions of Neb. Rev. Stat. Sections 21-20,102 to 21-20,111.

                                  ARTICLE VIII

Except as otherwise provided by law, these Articles may be amended at any annual meeting of the members by a vote of two-thirds of the qualified voters present and voting in person or by proxy or at a special meeting of the members by a like vote, but no amendment shall be acted upon at a special meeting unless the notice of such meeting includes a copy of the proposed amendment.

                                  CERTIFICATION

     I, Norman M. Krivosha, duly elected and qualified Secretary of Ameritas Life Insurance Corp., Lincoln, Nebraska, hereby certify that the attached Restated Articles of Incorporation, is a true and exact copy of the Restated Articles of Incorporation duly adopted by the Board of Directors of Ameritas Life Insurance Corp. on February 27, 1998, and that said Restated Articles of Incorporation are in full force and effect.

     IN WITNESS WHEREOF, I have affixed my name as Secretary and have caused the
corporate seal of said  corporation to be hereunto  affixed  this    1st     day
                                                                  ----------
of April, 1998.
  -------------



                                                     /s/Norman M. Krivosha
                                                     ---------------------------
                                                               Secretary

Ameritas Life Insurance Corp.
Corporate Seal